As filed with the Securities and Exchange Commission on July 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ideal Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1999058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4120 Freidrich Lane, Suite 100
Austin, TX 78744
(512) 264-1542
(Address of Principal Executive Offices, including Zip Code)

_______________________________________

2013 Equity Incentive Plan

(Full title of the plan)

 _______________________________________

R. Daniel Brdar

Chief Executive Officer

Ideal Power Inc.

4120 Freidrich Lane, Suite 100

Austin, TX 78744

(Name and address of agent for service)

(512) 264-1542

(Telephone number, including area code, of agent for service)

_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a small reporting company)	Smaller reporting company	☒

_______________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share to be issued under the 2013 Equity Incentive Plan	1,250,000	$8.25375(2)	$10,317,187.50	$1,198.86

(1)                     Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Ideal Power Inc. common stock that become issuable under the Registrant’s 2013 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)                     Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $8.25375, which represents the average of the high and low price per share of the Registrant’s common stock on July 8, 2015 as reported on the NASDAQ Capital Market.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,250,000 shares of common stock of Ideal Power Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2013 Equity Incentive Plan (the “Plan”). The contents of the Registration Statement on Form S-8 of the Registrant filed on December 31, 2014 (No. 333-201337) relating to the Plan are incorporated by reference into this Registration Statement.

PART I

Information Required in the Section 10(a) Prospectus

The Registrant shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the 1933 Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

Information Required in the Registration Statement

Item 8. Exhibits

Number	Exhibit

4.1	Delaware Certificate of Conversion including Certificate of Incorporation (1)

4.2	Bylaws of Ideal Power Inc. (2)

4.3	2013 Equity Incentive Plan (3)

4.3.1	Amendment No. 1 to the 2013 Equity Incentive Plan (4)

5.1*	Opinion and consent of DLA Piper LLP (US).

23.1*	Consent of Gumbiner Savett Inc., Independent Registered Public Accounting Firm.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-190414) filed August 6, 2013.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 (Registration No. 333-190414) filed August 6, 2013.
(3)	Incorporated by reference to Exhibit 10.35 to the Registrant’s Form S-1 (Registration No. 333-190414) filed August 6, 2013.
(4)	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 10, 2015.

IDEAL POWER INC.

By:	/s/ R. Daniel Brdar
R. Daniel Brdar
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Timothy Burns
Timothy Burns Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Daniel Brdar his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ R. Daniel Brdar	Chief Executive Officer and Chairman of the Board	July 10, 2015
R. Daniel Brdar	(Principal Executive Officer)

/s/ Timothy Burns	Chief Financial Officer	July 10, 2015
Timothy Burns	(Principal Financial and Accounting Officer)

/s/ William Alexander	Director	July 10, 2015
William Alexander

/s/ Mark Baum	Director	July 10, 2015
Mark Baum

/s/ Lon Bell	Director	July 10, 2015
Lon Bell

/s/ David Eisenhaure	Director	July 10, 2015
David Eisenhaure